SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


Date of Report (Date of earliest event recorded) August 25, 1998





                           CPI CORP.
________________________________________________________________
    (exact name of registrant as specified in its charter)



        Delaware                 0-11227          43-1256674
________________________________________________________________
(State or other jurisdiction (Commission file   (IRS Employer
 of incorporation)            Number)        Identification No.)




1706 Washington Avenue, St. Louis, Missouri        63103-1790
________________________________________________________________
(Address of principal executive offices)            (Zip code)




Registrants's telephone number including area code:(314)231-1575




________________________________________________________________
(Former name or former address, if changes since last report.)

ITEM 5.  OTHER EVENTS

A. On August 25, 1998, CPI Corp. issued the following press release announcing second quarter results.

   CPI CORP. ANNOUNCES SECOND QUARTER RESULTS
      - Diluted EPS of 13 cents, versus 12 cents in FY 1997 quarter
      - Lower operating earnings offset by other income and reduced expenses
      - Encouraging trend in Sears Portrait Studio sales

   ST. LOUIS, MO., August 25, 1998 - CPI Corp. (NYSE-CPY) today reported 1998 second quarter net earnings of $1.4 million, the same as in the comparable 1997 period. Although sales in the quarter increased 3.7% to $71.0 million from $68.5 million, as the Portrait Studio and Wall Decor segments both recorded moderate gains, operating earnings declined to $3.8 million from $5.8 million, with the reduction due mainly to increased expenses in the portrait studios.

   The current quarter's results were bolstered by $1.2 million in pro-rata amortization of $10 million received from Kodak in relation to a non-compete agreement, plus a reduction of $0.3 million in general corporate expense and $0.6 million lower net interest expense. Even though net earnings were flat, EPS was 13 cents versus 12 cents in the comparable 1997 period, due to 13.4% fewer weighted average common and equivalent shares outstanding on a diluted basis.

   For the 24 weeks ended July 25, 1998, net earnings were $0.9 million versus a net loss of $1.0 million in the prior year's comparable period. The current period's results included $2.3 million in amortization of the Kodak non-compete agreement, while the prior period reflected a $1.8 million loss from CPI's interest in the since-disposed-of joint venture in Fox Photo, Inc.

   Discussing second quarter results, Alyn V. Essman, chairman and chief executive officer, said, "Sales in the Sears Portrait Studios increased to $58.3 million compared to the prior year's $56.4 million, as customer traffic and the average transaction both showed moderate gains. Operating earnings declined to $4.9 million from $6.8 million, however, as a result primarily of higher employment costs and, to a lesser degree, to increased advertising expenses. It should be noted that this quarter's comparisons were up against very strong results recorded last year, when sales increased by 9.5% and operating earnings doubled over the prior year's level. We are encouraged that sales have shown accelerating improvement throughout the second quarter, and that the trend has continued in the first four weeks of the third quarter."

   Turning to the Wall Decor segment, Essman said, "Second quarter sales increased 4.6% to $12.7 million compared to $12.1 million in the 1997 period. Operating losses were slightly higher at $1.1 million compared to $1.0 million, with higher occupancy costs being the most significant of several variances."

   The statements contained in this report which are not historical facts are forward-looking statements that involved risks and uncertainties. Management wishes to caution the reader that these forward-looking statements, such as the Company's outlook for Sears Portrait Studios and Prints Plus, are not predictions; actual events or results may differ materially as a result of risks facing the Company. Such risks include, but are not limited to, the Company's ongoing ability to develop and introduce attractive new products, the overall level of economic activity in the Company's major markets, the effectiveness of marketing activities of major competitors, manufacturing interruptions, dependence on certain suppliers, fluctuations in operating results, the attraction and retention of qualified personnel, Year 2000 compliance issues and other risks as may be described in the Company's filings with the Securities and Exchange Commission, including its Form 10-K for the year ended February 7, 1998.

   CPI is a consumer services company with $366.7 million in fiscal 1997 sales, operating approximately 1,200 retail locations, including 1,027 Sears Portrait Studios in the U.S., Puerto Rico and Canada, 154 Prints Plus wall decor stores.

CPI CORP.
CONDENSED STATEMENTS OF EARNINGS - FOR THE 12 WEEKS ENDED
JULY 25, 1998 and July 19, 1997
(in thousands except per share amounts) (Unaudited)
                                     12 Weeks Ended
                                 ----------------------
                                  07/25/98    07/19/97
                                 ----------  ----------
Net Sales:
  Portrait studios               $  58,330   $  56,383
  Wall decor                        12,667      12,111
  Photofinishing                         -           -
                                 ----------  ----------
   Total net sales               $  70,997   $  68,494

Operating earnings:
  Portrait studios               $   4,879   $   6,822
  Wall decor                        (1,080)     (1,038)
  Photofinishing                         -           -
                                 ----------  ----------
   Total operating earnings          3,799       5,784

General corporate expense            2,598       2,873
                                 ----------  ----------
Income (loss) from operations        1,201       2,911
Net interest expense                   283         920
Interest in joint venture gain
  (loss)                                 -          19
Gain (loss) on sale of interest
  in Photofinishing segment              -           -
Other income                         1,216         188
                                 ----------  ----------
Earnings (loss) from operations
  before income taxes                2,134       2,198
Income tax expense (benefit)           747         813
                                 ----------  ----------
Net earnings (loss)              $   1,387   $   1,385
                                 ==========  ==========
Earnings (loss) per common share:
  Diluted                        $    0.13   $    0.12
  Basic                          $    0.14   $    0.12
Weighted average number of common
  and common equivalent shares
  outstanding:
    Diluted                         10,323      11,921
    Basic                           10,015      11,762


CPI CORP.
CONDENSED STATEMENTS OF EARNINGS - FOR THE 24 WEEKS ENDED
JULY 25, 1998 and JULY 19, 1997
(in thousands except per share amounts) (Unaudited)
                                     24 Weeks Ended
                                 ----------------------
                                  07/25/98    07/19/97
                                 ----------  ----------
Net Sales:
  Portrait studios               $ 118,475   $ 114,457
  Wall decor                        25,876      24,211
  Photofinishing                         -           -
                                 ----------  ----------
   Total net sales               $ 144,351   $ 138,668

Operating earnings:
  Portrait studios               $   6,522   $   9,664
  Wall decor                        (1,946)     (2,292)
  Photofinishing                         -           -
                                 ----------  ----------
   Total operating earnings          4,576       7,372
General corporate expense            5,177       5,906
                                 ----------  ----------
Income (loss) from operations         (601)      1,466
Net interest expense                   512       1,515
Interest in joint venture gain
  (loss)                                 -      (1,830)
Gain (loss) on sale of interest
  in Photofinishing segment              -           -
Other income                         2,469         249
                                 ----------  ----------
Earnings (loss) from operations
  operations before income taxes     1,356      (1,630)
Income tax expense (benefit)           475        (603)
                                 ----------  ----------
Net earnings (loss)              $     881   $  (1,027)
                                 ==========  ==========
Earnings (loss) per common share:
  Diluted                        $    0.09   $   (0.09)
  Basic                          $    0.09   $   (0.09)

Weighted average number of common
  and common equivalent shares
  outstanding:
    Diluted                         10,277      11,744
    Basic                            9,965      11,744


CPI CORP.
CONDENSED STATEMENTS OF EARNINGS - FOR THE 53 WEEKS ENDED
JULY 25, 1998 and THE 52 WEEKS ENDED JULY 19, 1997
(in thousands except per share amounts) (Unaudited)
                                  53 Weeks    52 Weeks
                                   Ended       Ended
                                 ----------  ----------
                                  07/25/98    07/19/97
                                 ----------  ----------
Net Sales:
  Portrait studios               $ 307,683   $ 295,943
  Wall decor                        64,700      63,214
  Photofinishing                         -      36,438
                                 ----------  ----------
   Total net sales               $ 372,383   $ 395,595

Operating earnings:
  Portrait studios               $  41,454   $  37,433
  Wall decor                          (618)      2,238
  Photofinishing                         -         440
                                 ----------  ----------
   Total operating earnings         40,836      40,111
General corporate expense           14,706      15,293
                                 ----------  ----------
Income (loss) from operations       26,130      24,818
Net interest expense                   997       3,277
Interest in joint venture gain
  (loss)                            (1,475)     (2,314)
Gain (loss) on sale of interest
  in Photofinishing segment         (4,189)      6,180
Other income                         4,414         419
                                 ----------  ----------
Earnings (loss) from operations
  before income taxes               23,883      25,826
Income tax expense (benefit)         9,262       9,556
                                 ----------  ----------
Net earnings (loss)              $  14,621   $  16,270
                                 ==========  ==========
Earnings (loss) per common share:
  Diluted                        $    1.31   $    1.30
  Basic                          $    1.35   $    1.31

Weighted average number of common
  and common equivalent shares
  outstanding:
    Diluted                         11,146      12,547
    Basic                           10,842      12,417


CPI CORP.
CONDENSED BALANCE SHEETS - FOR JULY 25, 1998 and
JULY 19, 1997 (In Thousands - Unaudited)


                                       JULY 25,      JULY 19,
                                         1998          1997
                                     -----------   ------------
Assets

  Current assets:
   Cash and short-term investments   $    6,835    $    12,019
   Other current assets                  81,035         48,478
  Net property and equipment            118,207        129,259
  Investment in Fox joint venture             -         46,276
  Other assets                            9,149          6,357
                                     -----------   ------------
    Total assets                     $  215,226    $   242,389
                                     ===========   ============


Liabilities and stockholders' equity

  Current liabilities                $   36,107    $    36,656
  Long-term obligations                  59,521         60,108
  Other liabilities                      17,440          9,993
  Stockholders' equity                  102,158        135,632
                                     -----------   ------------
    Total liabilities and
      stockholders' equity           $  215,226    $   242,389
                                     ===========   ============


                           SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                          CPI CORP.
                                        (Registrant)





                             /s/  Barry Arthur
                                  ------------------------------
                                  Barry Arthur
                                  Authorized Officer and
                                  Principal Financial Officer


Dated:  September 1, 1998